Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Semiconductor Completes Acquisition of AMI

— Creates Most Complete Secure Management and Control Platform for Data Center AI and Physical AI —

— AMI and Lattice to Remain Ecosystem-neutral, with Open Approach to Low Power Programmable FPGA and Platform Firmware —

HILLSBORO, Ore. – Jul. 27, 2026 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, today announced the completion of its acquisition of AMI. First announced on May 4, 2026, the acquisition creates the industry's most complete secure management and control platform. The acquisition is expected to be accretive to gross margin, free cash flow, and earnings per share on a non-GAAP basis, and supports Lattice's trajectory toward a $1 billion or greater annual revenue run rate by end of 2026.

The combination brings together Lattice's industry-leading low power FPGA expertise and AMI's market-leading platform firmware and infrastructure manageability technology for cloud and AI, significantly expanding Lattice’s capability, scale, customer set, and addressable market. As one company, they serve the critical convergence of hardware and firmware required by hyperscalers, OEMs, ODMs, and neocloud providers to address the escalating security, power, and performance demands of modern AI infrastructure.

Ford Tamer, President and CEO, Lattice Semiconductor, commented: "With the close of this acquisition, Lattice and AMI begin a new chapter. Together, we offer even more benefits to our customers with differentiated low power programmable FPGA and firmware solutions. We're excited to welcome the talented AMI team to Lattice. We remain committed to the neutrality and openness that AMI and Lattice customers and partners have long relied on and trust us to provide."

Sanjoy Maity, Senior Vice President and General Manager of the AMI business unit of Lattice Semiconductor, stated: "AMI has spent decades building significant firmware and manageability IP, deep domain expertise, and trust with the world's leading cloud and AI infrastructure providers. Joining Lattice – a long-time, trusted AMI innovation partner – gives us the expanded resources and platform to extend that leadership further, faster – while preserving the silicon-neutral approach that our customers value. We look forward to continuing to deliver meaningful, customer-centric AMI solutions and technology that enables the next era of AI infrastructure."

Leadership and Commitment to Silicon Neutrality and Openness

AMI will operate as a dedicated business unit within Lattice Semiconductor under the name AMI, a Lattice Company. The AMI business unit will continue to be led by long-time AMI CEO, Sanjoy Maity, reporting directly to CEO Ford Tamer, and focused on delivering leadership platform firmware and infrastructure manageability innovation for cloud and AI.

AMI's silicon-neutral, open approach to platform firmware and infrastructure manageability is the foundation of its trusted relationships with hyperscalers, OEMs, ODMs, neocloud providers, and partners worldwide. Lattice remains committed to this neutrality as AMI operates within the combined company. AMI's firmware and manageability solutions will continue to be developed and delivered without preference for any silicon vendor, including Lattice. AMI will continue to build, expand, and support its existing customer and partner relationships across the industry, with the AMI brand, product portfolio, and leadership team remaining intact to help ensure continuity.

Financial Information / August 4, 2026 Earnings Call

Lattice expects to provide additional information on AMI’s operating results and anticipated future performance when it reports its second quarter 2026 results on Tuesday, August 4, 2026. The dial-in number for the live audio call beginning on Tuesday, August 4, 2026, at 5 p.m. Eastern Time is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13761016. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer challenges from the Edge to the Cloud, in the growing Compute, Communications, Industrial, and Embedded markets. With the addition of AMI's industry-leading, silicon-neutral platform firmware and infrastructure manageability solutions, Lattice now delivers the industry's most complete secure management and control platform for cloud and AI data center infrastructure. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world. For more information about Lattice, please visit www.latticesemi.com and follow us via LinkedIn, X, YouTube, Facebook, WeChat, and Weibo.

About AMI

AMI, a Lattice Company, is a global leader in dynamic firmware for security, orchestration, and manageability solutions, enabling the world's compute platforms – from hyperscale data centers to AI factories to the cloud and the edge. AMI's open, silicon-neutral firmware and manageability solutions support the broadest ecosystem of compute platforms, and its industry-leading foundational technology and unwavering customer support have generated lasting partnerships and spurred innovation for some of the most prominent brands in the high-tech industry. For more information, visit www.ami.com and follow AMI on LinkedIn, X, YouTube, and Facebook.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements relating to our expectations regarding: the acceleration of customer time to market, expansion of capabilities, scale, customers, and addressable market, the impact of the acquisition on our customers and shareholders, our business and financial performance (including that the acquisition is expected to be accretive to gross margin, free cash flow, and EPS on a non-GAAP basis, and supports Lattice’s trajectory toward a $1 billion or greater annual revenue run rate by end of 2026), our position in the market, our plans, objectives, and expectations regarding the operation and integration of the AMI business, the continued development and delivery of silicon-neutral and ecosystem-neutral solutions, the maintenance and expansion of customer, partner, and industry relationships, and other expected benefits of the acquisition. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Factors that could affect outcomes include: the risk that Lattice may fail to realize the anticipated benefits, synergies, or cost savings of the acquisition within the expected timeframe or at all; possible disruption related to the acquisition and its integration from Lattice’s or AMI’s current plans, operations and business relationships, including through the loss of customers and employees; the amount of the costs, fees, expenses and other charges incurred by Lattice related to the acquisition; the risk that Lattice’s stock price may fluctuate and may decline if the benefits of the acquisition are not realized; the diversion of Lattice management’s time and attention from ongoing business operations and opportunities to matters relating to integration; the response of competitors and other market participants to the acquisition; the ability of Lattice and AMI to retain key personnel; the risk that Lattice will not successfully integrate AMI's businesses with Lattice's businesses within the anticipated timeframe, or that such integration will be more difficult, costly, or time-consuming than anticipated; potential litigation relating to the acquisition; and other risks detailed in Lattice’s filings with the Securities and Exchange Commission. Lattice undertakes no obligation to update or revise forward looking statements, except as required by law.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), AMI, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries. The use of the word “partner” does not imply a legal partnership between Lattice and any other entity.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

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